Exhibit 10.6

                                                         Date: November 19, 2002

Reference is made to the following documents made between Lumenis Ltd. (the "Borrower") and Bank Hapoalim B.M. (the "Bank"): (i) the Short Term Credit Line Letter dated April 24, 2001 (the "Letter"), (ii) the Loan Agreement dated April 30, 2001 (the "2001 Loan Agreement") (iii) the Agreement dated April 30, 2001 (the "Letter of Undertaking"), and (iv) the Loan Agreement dated March 26, 2002 (the "2002 Loan Agreement"). The Letter, 2001 Loan Agreement, the Letter of Undertaking and the 2002 Loan Agreement shall jointly be referred to as the "Loan Documents".

The parties hereto hereby agree as follows:

     1. The Bank shall be entitled to handling fee in the amount of US$100,000 on the date hereof.

     2. The credit granted under the Letter shall bear interest of LIBOR plus 2.25% (Two percent and one quarter of one percent) p.a. as of the date hereof.

     3. The covenant set under Section 13.02 of the 2002 Loan Agreement shall be amended as follows:

          i. The covenant shall be waived for the fiscal quarter ending September 30, 2002.

          ii. The ratio for the fiscal quarter ending December 31, 2002 shall be not higher than 3.7.

     4. Commencing April 1, 2003 the words "in its consolidated financial statements" in the 2002 Loan Agreement shall be omitted from the 1st line of Section 13.02(a) and the words "at any time" will be inserted after the words "It will retain,...".

          It is hereby clarified that the Borrower will not be entitled to draw any amounts under the Short Term Credit Line if such drawdown may cause the Borrower to be in breach of the covenant set under Section
          13.02 mentioned above.

     5. As soon as practicable and when available, and in any event not later than 30 days after the end of each calendar month, the Borrower will furnish the Bank, in duplicate, its financial statements (i.e balance sheet, profit and loss report and cash flow report prepared according to GAAP) for the preceding calendar month. Notwithstanding the foregoing, with respect to October 2002 and November 2002, the Borrower may furnish financial data as prepared for internal management purposes.

This letter constitutes an integral part of the Loan Documents.

Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Documents.

Except for the above all of the Bank's rights according to the documents signed by the Borrower in the Bank's favor are maintained.


   /s/ Liora Ben-Ami                                 /s/ Kevin Morano
   -----------------------                           -----------------
        Bank Hapoalim B.M.                           Lumenis Ltd.


   /s/ Lea Landau
   -----------------------c
       Bank Hapoalim B.M.